UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California		92707
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decision of Director not to stand for re-election

On March 30, 2017, director Eric L. Holoman informed Banc of California, Inc. (the “Company”) and Banc of California, N.A., a wholly owned subsidiary of the Company (the “Bank”), of his decision not to stand for re-election as a director of the Company at the 2017 annual meeting of stockholders of the Company (the “2017 Annual Meeting”) or as a director of the Bank at the 2017 annual meeting of the sole stockholder of the Bank. Mr. Holoman also submitted his resignation from the boards of directors of the Company and the Bank (the “Boards”), effective as of the conclusion of the 2017 Annual Meeting. He will continue to serve as a director of the Company and the Bank, respectively, until the end of his current term. Mr. Holoman indicated that his decision to leave the Boards was based upon his assessment of the demands of his business activities and employment.

A copy of the press release issued by the Company regarding Mr. Holoman’s decision is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Two New Directors

On March 30, 2017, the Boards, upon the recommendation of the Joint Nominating and Corporate Governance Committee of the Boards (the “Governance Committee”), passed resolutions to increase the size of each of the Boards from seven to nine and to fill the two vacancies with Bonnie G. Hill (“Dr. Hill”) and Mary Allis Curran (“Ms. Curran”). Dr. Hill and Ms. Curran’s appointment to each of the Boards will become effective at the conclusion of the 2017 Annual Meeting and upon their meeting any regulatory requirements and the Company’s qualification requirements for directors (as determined by the Governance Committee). Upon their appointment, Dr. Hill will become a Class III director, to hold office for the remaining one-year term for Class III directors, and Ms. Curran will become a Class I director of the Company, to hold office for the remaining two-year term for Class I directors, in each case until a successor is elected and qualified. Both Dr. Hill and Ms. Curran qualify as independent directors under NYSE and SEC rules. No decision has been made regarding board committee assignments for Dr. Hill and Ms. Curran.

Dr. Hill and Ms. Curran will generally be entitled to the same compensation arrangement as is provided to the other non-employee directors of the Company and the Bank.

Dr. Hill is the President of B. Hill Enterprises, LLC, a consulting firm focusing on corporate governance and board organizational and public policy issues. She is also co-founder of Icon Blue, a brand marketing company based in Los Angeles. Dr. Hill has served on various corporate boards over the past 25 years and is currently a director of California Water Service Group. Dr. Hill has a Bachelor of Arts degree from Mills College, a Master of Science degree from California State University, Hayward, and a Doctorate in Education from the University of California at Berkeley.

Ms. Curran has over 30 years of experience in the banking industry, most recently as Executive Vice President and Corporate Banking Chief Risk Officer at MUFG Union Bank from 2011 – 2014. She holds a Bachelor of Science in Journalism from the University of Colorado, Boulder and an MBA from San Diego State University.

Dr. Hill and Ms. Curran have been selected by the board of the directors of the Company (the “Board”) from candidates mutually agreed upon by the Board and Legion Partners Asset Management, LLC and certain of its affiliates and other persons and entities (collectively, the “Legion Group”) and their appointment to the Board will satisfy the Company’s obligation to the Legion Group with respect to the appointment of two independent directors under the previously announced cooperation agreement between the Company and the Legion Group dated March 13, 2017.

A copy of the press release issued by the Company announcing the appointment of Dr. Hill and Ms. Curran as directors is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2017, as part of the Board’s ongoing efforts to enhance the corporate governance of the Company, the Board approved Amendment No. 5 (the “Bylaw Amendment”) to the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), effective immediately.

Voting Standards for Election of Directors

The Bylaw Amendment amended Section 1.06(B) of the Bylaws to revise the majority voting standard for director elections by providing that for contested elections, directors will be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For uncontested elections, directors will continue to be elected by the majority voting standard but the Bylaw Amendment clarified that directors will be elected by a majority of “the votes cast” at the meeting instead of a majority of “the shares of capital stock entitled to vote” at the meeting.

Section 1.06 was amended in June 2016 to change the director voting standard from a plurality to a majority standard following an advisory vote on this matter at the 2016 annual meeting of the Company’s stockholders. We believe the changes made in the Bylaw Amendment align the text of Section 1.06 more closely with the proposal approved by the advisory vote.

In addition, the director resignation procedures in the Bylaws are retained by the Bylaw Amendment only with respect to uncontested elections.

Advance Notice

The Bylaw Amendment shortened the advance notice period for stockholder proposals to be presented in connection with an annual meeting of stockholders from the 30-day window from 150 to 180 days prior to the anniversary of the preceding year’s annual meeting to 90 to 120 days before the anniversary of the preceding annual meeting.

Disclosure Requirements for Stockholder Proposals

The Bylaw Amendment simplified the disclosure requirements with respect to stockholder-proposed director nominations and other business. Specifically, the requirements to deliver the following information were simplified or eliminated:

•	the definition of “Control Person” was narrowed to include only, with respect to any person, any other person exercising control over such person, with “control” having the meaning defined in the Bank Holding Company Act (the “Act”);

•	as to each proposing stockholder, the beneficial owners, if any, on whose behalf a nomination or proposal is made,

•	the requirements to deliver the following information were deleted:

•	any pending or threatened legal proceeding involving the Company or any of its officers or directors or affiliates and in which the proposing stockholder, the beneficial owner or any Control Person of the beneficial owner (collectively, the “Proposing Person”) is a party or participant,

•	any material relationship between the Proposing Person and the Company, any affiliate of the Company or any principal competitor of the Company,

•	to the extent known to the stockholder or beneficial owner, the names of any other stockholders of the Company that support the proposed business or nomination,

•	a confirmation or a certified representation or attestation of the Board of Governors of the Federal Reserve System or of such stockholder and its outside counsel, that such Proposing Person is not a bank holding company registered under the Act and the proposed nomination by the stockholder for election or reelection will not violate the Act, and

•	any change to the requested information as to the Proposing Person since the date of the meeting of the Board immediately preceding the date of the notice,

•	the requirement to deliver other information relating to the stockholder or the beneficial owner that would be required to be disclosed in a Schedule 13D as if such stockholder or beneficial owner acquired more than 5% of the outstanding shares of common stock of the Company’ was added;

•	as to each person whom the stockholder proposes to nominate as a director:

•	the requirement to deliver the following information was deleted:

•	a description of all compensation and other material monetary agreements during the past three years and any other material relationships, between or among such Proposing Person or their respective affiliates, partners, members, clients and associates or others acting in concert therewith on the one hand and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, on the other hand,

•	the requirement to deliver the following information was added:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee and

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the proposed nominee;

•	as to each Proposing Person, the proposed nominee and each of their respective affiliates and persons acting in concert therewith (collectively, the “Subject Persons”), the requirement to deliver the background, name and address of such Subject Person, a certification by each Subject Person of meeting each director eligibility qualification, and the signed written consent of each Subject Person permitting the Company to conduct a full background screening was deleted,

•	the requirement that to be eligible to be a nominee for director of the Company, any nominee proposed by a stockholder must provide an irrevocable resignation from the Board to be effective if such person is no longer in compliance with the director eligibility requirements was deleted.

A copy of the Bylaw Amendment is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 5 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.

99.1	Banc of California, Inc. Press Release, dated April 4, 2017 announcing decision of Director Eric Holoman not to stand for re-election and announcing appointment of Dr. Hill and Ms. Curran as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: April 4, 2017	By:	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 5 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.

99.1	Banc of California, Inc. Press Release, dated April 4, 2017 announcing decision of Director Eric Holoman not to stand for re-election and announcing appointment of Dr. Hill and Ms. Curran as directors.

7